                                                                      Exhibit 99


THE BURLINGTON NORTHERN AND SANTA FE
RAILWAY COMPANY NON-SALARIED EMPLOYEES
401(k) RETIREMENT PLAN

Financial Statements as of and for the
years ended December 31, 2000 and 1999

Additional information required for Form 5500
for the year ended December 31, 2000

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN
Table of Contents
--------------------------------------------------------------------------------


                                                                     Page Number
                                                                     -----------
Report of Independent Accountants                                        1

Basic Financial Statements

     Statements of Net Assets Available for Benefits                     2

     Statements of Changes in Net Assets Available for Benefits          3

     Notes to Financial Statements                                     4-9



Additional Information*


     Schedule I - Schedule of Assets (Held at End of year)              10


*Other supplemental schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                       Report of Independent Accountants


To the Participants and Administrator of Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan (the "Plan") at December 31, 2000 and 1999, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PricewaterhouseCoopers LLP
June 21, 2001

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN
Statements of Net Assets Available for Benefits
-------------------------------------------------------------------------------

                                                   As of December 31,
                                                2000               1999
                                         ------------------   -----------------
Investments, at fair value
Vanguard 500 Index Fund                *   $    121,389,555 *   $  117,051,285
Vanguard Wellington Fund               *         61,503,788 *       53,141,656
Vanguard U.S. Growth Fund              *         56,793,662 *       49,470,369
Vanguard Windsor II Fund               *         28,729,030 *       22,396,764
Vanguard International Growth Fund               14,207,449         10,608,203
Wells Fargo Small Company Growth Fund            11,241,180          4,773,065
Vanguard Total Bond Market Index Fund             5,895,999          3,527,015
BNSF Common Stock Fund                 *        109,412,671 *       78,015,089
Participant Loans                      *         27,305,220 *       22,182,194
                                          -----------------   ----------------
                                                436,478,554        361,165,640
                                          -----------------   ----------------
Investments, at contract value
BNSF Fixed Fund                        *         45,673,417 *       36,594,762
                                          -----------------   ----------------
   Total investments                            482,151,971        397,760,402
                                          -----------------   ----------------
Receivables
Employer's Contributions                                  -            134,046
Participants' Contributions                               -          3,474,208
                                          -----------------   ----------------
   Total receivables                                      -          3,608,254
                                          -----------------   ----------------

Net assets available for benefits          $    482,151,971     $  401,368,656
                                          =================   ================

* Represents 5% or more of net assets available for benefits.

The accompanying notes are an integral part of the financial statements.

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN
Statements of Changes in Net Assets Available for Benefits
------------------------------------------------------------------------------

                                                      Year Ended December 31,
                                                        2000              1999
                                                   ----------------  --------------
Additions
Investment income:
   Interest and dividend income, investments       $    28,133,159   $   15,634,736
   Interest income, participant loans                    2,106,964        1,613,002
   Net depreciation in fair value of investments       (23,262,328)      (7,108,009)
                                                   ----------------  --------------
                                                         6,977,795       10,139,729
                                                   ----------------  --------------
Contributions:
   Employer                                              3,037,039        2,305,028
   Participant                                          82,467,966       76,050,085
                                                   ----------------  --------------
                                                        85,505,005       78,355,113
                                                   ----------------  --------------

Asset transfers in                                         881,426          945,135
                                                   ----------------  --------------
     Total additions                                    93,364,226       89,439,977
                                                   ----------------  --------------

Deductions
Payment of benefits                                     12,483,949       10,428,832
Asset transfers out                                         13,532                -
Administrative expenses                                     83,430           47,096
                                                   ----------------  --------------
     Total deductions                                   12,580,911       10,475,928
                                                   ----------------  --------------

Net increase                                            80,783,315       78,964,049

Net assets available for plan benefits:
   Beginning of period                                 401,368,656      322,404,607
                                                   ----------------  --------------
   End of period                                   $   482,151,971   $  401,368,656
                                                   ================  ==============

The accompanying notes are an integral part of these financial statements.

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY
COMPANY
NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

NOTE 1 - DESCRIPTION OF THE PLAN

The following description of The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

General

The purpose of the Plan is to offer eligible non-salaried employees ("Employees") of The Burlington Northern and Santa Fe Railway Company ("BNSF Railway", "Company", or "Employer") and certain affiliated companies an opportunity to invest a portion of their income on a regular basis through payroll deductions. BNSF Railway is a wholly owned subsidiary of Burlington Northern Santa Fe Corporation ("BNSF"). These amounts, supplemented by Employer matching contributions, may be invested at the participant's direction in various investment funds. The Plan is administered by the Employee Benefits Committee appointed by the Company. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Employees under the Plan include any person who establishes seniority under a collective bargaining agreement which provides for participation in this Plan. An Employee shall be eligible to participate in the Plan upon the earlier of completion of not less than one (1) year of continuous service with the Company or a 12-month period, computed with reference to the date on which the Employee's employment commenced, and anniversaries thereof, during which the Employee has not less than 1,000 Hours of Service, or a shorter period of participation service that an applicable collective bargaining agreement may provide for an eligible Employee.

Eligible Employees may become participants in the Plan by authorizing regular payroll deductions and designating an allocation method for such deductions.

Contributions

"Compensation" as defined under the Plan is the total of salary, wages, other amounts received for personal services rendered as an eligible employee, and deferrals under the Plan excluding disciplinary or judicially ordered back pay awards, severance benefits, bonuses and certain other payments set forth in the Plan. The Plan provides that the annual compensation of each employee taken into account under the Plan for any year may not exceed a limitation pursuant to requirements of the Internal Revenue Code ("IRC"). During the 2000 plan year, the limitation was $170,000.

The maximum limitation on total before-tax and after-tax employee contributions is 15% of compensation or such other maximum amount provided in an applicable collective bargaining agreement. All employee elected contributions are made by means of regular payroll deductions. Under the agreement with Vanguard Fiduciary Trust Company ("VFTC"), participants may allocate their contributions to any or all of the investment funds in increments of 1 percent. The same allocation applies to all Employer matching contributions for each participant. Participants may reallocate amounts from one fund to another within certain guidelines as described in the Plan agreement.

The employer matches 25% of the first 4% of employee elected before-tax contributions for each pay period for employees whose collective bargaining agreement provides for a Company match. Employer matching contributions will be made in cash, as soon as practicable after the end of each pay period.

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY
COMPANY
NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

During the 2000 plan year, in accordance with the provisions of the IRC, no participant could elect more than $10,500 in before-tax contributions. This limitation does not include Employer matching contributions. In addition, the Plan provides that annual contributions for highly compensated employees (as defined by law) may be limited based on the average rate of contributions for lower paid employees. In no event may the total of employee elected before-tax contributions, employee after-tax contributions, and Employer matching contributions exceed the lesser of $30,000 or 25% of a participant's compensation, as defined in Treasury Regulation Section 1.415-2(d), for any participant in a calendar year, subject to certain cost-of-living adjustments. Contributions with respect to any participant may be further reduced to the extent necessary to prevent disqualification of the Plan under Section 415 of the IRC, which imposes additional limitations on contributions and benefits with regard to Employees who participate in other defined contribution plans.

Participant Accounts

Each participant's account is credited with the participant's elective contributions, the Company's matching contributions and gains and losses attributable to such contributions. The benefit to which a participant is entitled is limited to the participant's vested account balance.

Vesting

Participants are immediately vested in their contributions plus actual earnings thereon. Employer matching contributions become fully vested in accordance with the following schedule:

          Number of Years of Vesting Service*    Vested Percentage
          -----------------------------------    -----------------

          Less than 1 year                              0%
          1 year but less than 2 years                 20%
          2 years but less than 3 years                40%
          3 years but less than 4 years                60%
          4 years but less than 5 years                80%
          5 years or more                             100%

* The term "Vesting Service" is defined as the number of Plan years in which the employee is compensated for at least 1,000 hours of work by the Employer, in any capacity.

Participant Loans

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of their vested account balance. Participants may have up to two loans outstanding at any time. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Participant Loan Fund. Loan terms can be up to five years, or 15 years for the purchase of a primary residence. The loans are collateralized by the balance in the participant's account according to the Plan and bear interest at the higher of the current estimated blended fixed interest rate for the BNSF Fixed Fund or the prime rate plus 1 percent. Interest rates on loans outstanding as of December 31, 2000 range from 7 percent to 10.5 percent. Principal and interest are paid ratably through payroll deductions for active employees.

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY
COMPANY
NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

Payment of Benefits

Subject to certain restrictions of the Plan, a participant may at any time, elect to withdraw all or a specified portion of the value of the participant's account in the Plan, together with vested Employer matching earnings on before-tax contributions credited after December 31, 1988. A participant may be eligible for a hardship withdrawal upon meeting the Internal Revenue Service requirements for such a withdrawal.

The full value of a participant's account becomes available upon termination of employment on or after age 65, permanent disability or death. Participants terminating employment for reasons other than retirement on or after age 65, death or disability are entitled to receive their employee elected before-tax and after-tax contributions, all vested Employer matching contributions applicable to them and any accumulated income on such amounts.

A participant may elect to receive a distribution of his account, other than a withdrawal, as a lump sum, in installments or as an annuity. However, the installment and annuity options were eliminated in 2001. Distributions generally occur or commence no later than as soon as reasonably practicable following the later of the time when a participant attains age 65 or terminates employment. A participant who terminates employment prior to age 65 may request a distribution at any time prior to attainment of age 65. By law a distribution of benefits must occur or commence no later than April 1 of the calendar year following the later of the year when a participant attains age 70 1/2 or retires. In the event of the death of a participant, the participant's account is distributed to his beneficiary. Lump sum distributions are required for all distributions of up to $5,000.

Forfeited Accounts

The Plan provides for the forfeiture of non-vested Employer matching contributions related to terminated employees. Forfeitures shall be used first to restore previously forfeited amounts of other Participants who have resumed employment with the Employer (as described in the Plan), and then to offset future Employer matching contributions, with any remainder being distributed to participants who are employees at termination of the Plan. At December 31, 2000, forfeited non-vested accounts totaled $9,524.

Plan Termination

The Plan may be amended at any time. No such amendment, however, may adversely affect the rights of participants in the Plan with respect to contributions made prior to the date of the amendment. Employer matching contributions may be discontinued and participation by the Employer in the Plan may be terminated at any time at the election of the Employer. In the event the Plan is terminated, Participants shall receive the full amount of Plan assets in their respective accounts.

The Plan is subject to the provisions of ERISA applicable to defined contribution plans. Since the Plan provides for an individual account for each participating employee and for benefits based solely on the amount contributed to the participating employee's account, and any income, expenses, gains and losses attributed to their account, Plan benefits are not insured by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA.

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY
COMPANY
NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

The following accounting policies, which conform with generally accepted accounting principles, have been used consistently in the preparation of the Plan's financial statements:

Basis of Accounting

The financial statements of the Plan are prepared under the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Investment Valuation and Income Recognition

The Plan's investments are stated at fair value, except for its investment contracts, which are valued at contract value (Note 4). Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. The Company stock fund is valued at its year-end unit closing price (comprised of common stock at year-end market price plus uninvested cash position). Participant loans are valued at cost which approximates fair value.

Purchases and sales of investments are recorded on a trade-date basis. Interest income is accrued when earned. Dividend income is recorded on the ex-dividend date. Capital gain distributions are included in dividend income.

Payment of Benefits

Benefits are recorded when paid.

New Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 requires that an entity recognize all derivatives and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. Pursuant to SFAS No. 137, the Plan is required to adopt SFAS No. 133 effective January 1, 2001. Management has not yet been able to determine the impact of SFAS No. 133 on the Plan financial statements due to inconsistencies in current accounting literature for synthetic guaranteed investment contracts. The carrying value of synthetic guaranteed investment contracts is $104,483,442 at December 31, 2000.

NOTE 3 - NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

During 2000 and 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:
                                                     Year Ended December 31,
                                                       2000            1999
                                                   ------------    ------------
Registered investment companies                    $(41,478,150)   $ 18,508,673
Company Stock                                        18,215,822     (25,616,682)
                                                   ============    ============
Net appreciation (depreciation) in fair value of
 investments                                       $(23,262,328)   $ (7,108,009)
                                                   ============    ============

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY
COMPANY
NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

NOTE 4 - INVESTMENT CONTRACTS

The BNSF Fixed Fund ("Fund") consists of guaranteed investment contracts, valued at $129,879,479 and synthetic investment contracts with various banks and insurance companies ("Issuers"). Additionally, the Fund holds shares of a money market mutual fund sponsored by The Vanguard Group with a value of $25,166,559. The Fund was created as a vehicle for certain benefit plans of BNSF to invest in guaranteed investment contracts. The Plan owns a 17% undivided interest in the Fund. The Fund and each investing plan is credited with earnings on the underlying investments and charged for Plan withdrawals and administrative expenses charged by the Issuers. The investment contracts included in the Fund are carried at contract value, which approximates fair value, because the contracts are fully benefit responsive. The synthetic investment contracts constitute investments in collective fixed income funds and mutual funds, valued at $103,553,970, and wrapper contracts, valued at $929,472. The value provided by the wrapper contracts represents the difference between the value of the synthetic investment contracts and the underlying investments. The crediting interest rates of the investment contracts ranged from 5.48% to 8.57% at December 31, 2000. The value of the contracts associated with any one issuer is less than 5% of Plan assets at December 31, 2000.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Plan invests in shares of mutual funds managed by an affiliate of VFTC. VFTC acts as trustee for Plan investments. Transactions in such investments qualify as party-in-interest transactions which are exempt from the prohibited transaction rules.

NOTE 6 - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements at December 31, 2000 to Form 5500:

Net assets available for benefits per the financial statements     $482,151,971
Amounts allocated to withdrawing participants                          (364,137)
                                                                   ------------
Net assets available for benefits per the Form 5500                $481,787,834
                                                                   ============


The following is a reconciliation of benefits paid to participants per the financial statements for the year ended December 31, 2000, to Form 5500:

Benefits paid to participants per the financial statements         $ 12,483,949

Amounts allocated to withdrawing participants at
December 31, 2000                                                       364,137
                                                                   ------------
Benefits paid to participants per the Form 5500                    $ 12,848,086
                                                                   ============


There were benefits payable of $16,187 at December 31, 1999. Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2000, but not yet paid as of that date.

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY
COMPANY
NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN
Notes to Financial Statements
--------------------------------------------------------------------------------

NOTE 7 - PLAN EXPENSES

All administrative expenses of the Plan, except for certain plan loan fees, are paid by the Employer.


NOTE 8 - TAX STATUS

BNSF Railway received a determination letter dated January 6, 1999 from the Internal Revenue Service which stated that the Plan was a qualified Plan under
Section 401(a) and (k) of the IRC. BNSF Railway believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC.

In accordance with IRC Section 401(k), amounts deducted from participants' salaries as before-tax contributions are not taxable to the participants until withdrawn or distributed. After-tax contributions are not subject to taxation upon withdrawal. Employer matching contributions and income and gains on all contributions applicable to participants are not taxable to participants until withdrawn or distributed.

                            Additional Information
                            Required for Form 5500

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY                  Schedule I
NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN
Schedule of Assets (Held at End of Year)
As of December 31, 2000
--------------------------------------------------------------------------------

The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan, EIN 36-2686122

Attachment to Form 5500, Schedule H, Part IV, Line i:

*  Party in Interest

   Identity of Issue                                                       Investment Type                         Current Value
-----------------------------------------------------------------------------------------------------------------------------------
*  Vanguard 500 Index Fund                                                 Registered Investment Company           $    121,389,555
*  Vanguard International Growth Fund                                      Registered Investment Company                 14,207,449
*  Vanguard Total Bond Market Index Fund                                   Registered Investment Company                  5,895,999
*  Vanguard U.S. Growth Fund                                               Registered Investment Company                 56,793,662
*  Vanguard Wellington Fund                                                Registered Investment Company                 61,503,788
*  Vanguard Windsor II Fund                                                Registered Investment Company                 28,729,030
*  Wells Fargo Small Company Growth Fund                                   Registered Investment Company                 11,241,180
*  The Burlington Northern and Santa Fe Railway Company                    Company Stock                                109,412,671
*  The Burlington Northern and Santa Fe Railway Company Non-Salaried
   Employees 401(k) Retirement Plan                                        Participant Loans (7.00% - 10.50%)            27,305,220

* Interest in BNSF Fixed Fund (17%), which is comprised of the following:

   AIG Financial 6.46% 4.59 years                                          Synthetic Investment Contract                 11,118,962
   AIG Life 5.68% 11/30/2002                                               Guaranteed Investment Contract                 8,037,625
   AIG Life 6.28% 4/30/2004                                                Guaranteed Investment Contract                12,498,673
   Allstate Life Insurance 6.48% 3/5/2001                                  Guaranteed Investment Contract                 2,704,835
   Allstate Life Insurance 6.89% 4/15/2003                                 Guaranteed Investment Contract                 8,753,361
   Bayerische Landesbank 6.46% 2/15/2002                                   Guaranteed Investment Contract                 8,451,846
   Canada Life Assurance 6.03% 9/2/2002                                    Guaranteed Investment Contract                 7,648,227
   Caisse des Depots et Consignations (CDC) 6.30% 10/31/2002               Synthetic Investment Contract                  6,927,322
   Caisse des Depots et Consignations (CDC) 5.48% 6/15/2003                Synthetic Investment Contract                  8,028,703
   Caisse des Depots et Consignations (CDC) 5.48% 11/15/2003               Synthetic Investment Contract                  8,053,823
   Caisse des Depots et Consignations (CDC) 5.92% 5/12/2004                Synthetic Investment Contract                 10,077,297
   CNA 6.50% 4/15/2001                                                     Synthetic Investment Contract                  3,510,170
   GE Life & Annuity 6.19% 1/31/2004                                       Guaranteed Investment Contract                10,566,709
   John Hancock Mutual Life Insurance Company 6.47% 8/15/2001              Guaranteed Investment Contract                18,109,151
   Mass Mutual 6.14% 6/25/2002                                             Guaranteed Investment Contract                 1,952,486
   Metropolitan Life Insurance 5.75% 1/2/2001                              Guaranteed Investment Contract                 2,368,991
   Metropolitan Life Insurance 6.50% 8/15/2004                             Guaranteed Investment Contract                 7,004,833
   New York Life Insurance Company 7.05% 4/15/2005                         Guaranteed Investment Contract                 8,060,990
   New York Life Insurance Company 6.67% 4/13/2001                         Guaranteed Investment Contract                 5,034,721
   People Security Life Insurance 8.57% 7/15/2002                          Synthetic Investment Contract                  1,017,081
   Principal Mutual Life Insurance 6.54% 5/15/2002                         Guaranteed Investment Contract                 9,924,497
   Principal Mutual Life Insurance 6.50% 8/15/2003                         Guaranteed Investment Contract                 8,756,964
   Rabobank 6.76% 4.59 years                                               Synthetic Investment Contract                 36,420,028
   Security Life of Denver Insurance 7.03% 1/29/2001                       Guaranteed Investment Contract                10,005,570
   Union Bank of Switzerland 6.77% 12/31/2003                              Synthetic Investment Contract                  8,610,635
   Union Bank of Switzerland 6.88% 3/31/2003                               Synthetic Investment Contract                 10,719,421
   Vanguard Prime Money Market Fund 6.32%                                  Registered Investment Company                 25,166,559